Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 6, 2025, is by and between Fold Holdings, Inc., a Delaware corporation (the “Company”), and SATS Credit Fund LP (the “Buyer” and together with the Company, the “Parties” and each a “Party”).

RECITALS

A. Each of the Company and the Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B. The Company has authorized a new series of secured convertible notes of the Company, in the aggregate original principal amount of approximately $46.3 million, substantially in the form attached hereto as Exhibit A (the “Note”), which Note shall be convertible into shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Note, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Note.

C. The Buyer wishes to purchase, and the Company wishes to sell, at the Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) the Note, (ii) a warrant to initially acquire up to 925,590 shares of Common Stock (the “Warrant”) (the shares of Common Stock issuable upon exercise of the Warrant, collectively, the “Warrant Shares”), (iii) an aggregate of 750,000 shares of Common Stock (the “Closing Shares”) and (iv) an aggregate of 25 Bitcoin (“Bitcoin Consideration”).

D. The Company and the Buyer wish to execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Note, the Conversion Shares, the Warrant, the Warrant Shares and the Closing Shares are collectively referred to herein as the “Securities.”

F. The Note will rank (a) junior, and shall be expressly subordinate to, that certain Senior Secured Convertible Note, dated as of December 26, 2024, issued by the Company to ATW Growth Opportunities SPV, LLC (the “ATW Note”), and (b) senior to all outstanding and to all future indebtedness of the Company and its Subsidiaries (as defined below), other than the ATW Note.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTE AND WARRANT.

(a) Purchase of Note and Warrant. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below) (A) the Note in the original principal amount as is set forth opposite the Buyer’s name in column (3) on Annex A attached to this Agreement, and (B) a Warrant to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite the Buyer’s name in column (5) on Annex A attached to this Agreement (the “Closing”).

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6(a) and 7(a) below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c) Purchase Price. The aggregate purchase price for the Note and the Warrant to be purchased by the Buyer (the “Purchase Price”) shall be the amount set forth opposite the Buyer’s name in column (8) on Annex A attached to this Agreement, which the Buyer shall pay at the Closing, in full satisfaction of the Purchase Price, by transferring to the Company an aggregate of 500 Bitcoin (“Bitcoin”), as provided in Section 2(e) below. The Buyer and the Company agree that the Note and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyer and the Company mutually agree that the allocation of the issue price of such investment unit between the Note and the Warrant in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an allocation that the parties shall agree prior to the time of filing of any tax returns with respect thereto, and neither the Buyer nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Closing Transactions.

(i) Closing Shares. In connection with the Closing, the Company shall issue to the Buyer the Closing Shares as partial consideration for the transactions contemplated by this Agreement.

(ii) Prepaid-Interest. In connection with the Closing, the Company shall pay to the Buyer the Bitcoin Consideration through the procedures communicated by the Buyer, in lieu of the first twelve months of interest payments due in respect of the Note, as set forth in the Note.

(e) Form of Payment. At the Closing, (i) the Buyer shall pay the Purchase Price to the Company for the Note and Warrant by transferring to the Company 500 Bitcoin through the procedures communicated by the Company, and (ii) the Company shall deliver to the Buyer (A) a Note in the aggregate original principal amount as is set forth opposite the Buyer’s name in column (3) of Annex A attached to this Agreement, (B) a Warrant to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite the Buyer’s name in column (5) on Annex A attached to this Agreement, (C) the Closing Shares and (D) the Bitcoin Consideration, in each case, as applicable, duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. The Buyer (i) is acquiring the Note, the Warrant and the Closing Shares, (ii) upon conversion of the Note will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of the will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may not be pledged in connection with any loan or financing arrangement without the prior written consent of the Company.

(g) Validity; Enforcement. This Agreement and the Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(i) Foreign Person. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Code), the Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Buyer’s jurisdiction.

(j) Residence. The office or offices of the Buyer in which it has its principal place of business is identified in the address or addresses of the Buyer set forth on the Buyer’s signature page or otherwise has been provided to the Company.

(k) No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and in Section 3 of this Agreement, neither the Company, nor any Person on behalf of the Company, has made, and the Buyer has not relied on, any other representation and warranty, express or implied, relating to the Company, its Subsidiaries, the business of the Company and its Subsidiaries or otherwise in connection with the transactions contemplated by this Agreement or the results of operations or financial condition of the Company, including any representations or warranties as to the future sales, revenue, profitability or success of the business, or any representations or warranties arising from statute or otherwise, from a course of dealing or usage of trade.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that the following representations are true and correct as of the date hereof and as of the Closing Date. As used herein, the phrase “to the Company’s knowledge” shall mean the actual knowledge of any executive officer of the Company as of such time of determination.

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than Fold, Inc., a Delaware corporation, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Closing Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Note as of the Closing and the issuance of the Warrant and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant as of the Closing Date, as well as the sale of the Bitcoin Consideration) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement and any filing(s) required by applicable state “blue sky” securities laws, rules and regulations (together the “Securities Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Transaction Documents” means, collectively, this Agreement, the Note, the Warrant, the Registration Rights Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Note, the Warrant and the Closing Shares at the Closing are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. The Closing Shares, and, upon issuance or conversion in accordance with the Note or exercise in accordance with the Warrant (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Closing Shares, the Bitcoin Consideration, the Warrant, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company’s certificate of incorporation (the “Certificate of Incorporation”) (including, without limitation, any certificate of designation contained therein), the Company’s bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Assuming the accuracy of the representations made by the Buyer in Section 2, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(g) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(h) Material Liabilities; Financial Information. The Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The Financial Statements (as defined below) fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(i) Financial Statements. The Company has delivered to the Buyer its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2023 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2024 (the “Balance Sheet Date”) and for the 9-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries, on a consolidated basis, as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist based on events or circumstances that have occurred on or prior to the date hereof with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, or certificate of incorporation or bylaws or any of its indebtedness, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(l) Capitalization.

(i) As of the date hereof, the authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, of which 46,138,876 shares were issued and outstanding as of the date of this Agreement, and 20,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”), of which no shares were outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (i) have been duly authorized and are validly issued, fully paid and nonassessable, (ii) were offered, sold and issued in compliance with applicable securities laws, and (iii) were not issued in breach or violation of (1) the Organizational Documents or (2) any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right. The Company has no shares of Common Stock or Preferred Stock reserved for issuance, except that, as of the date of this Agreement, there were (x) 12,434,658 shares of Common Stock reserved for issuance upon the exercise of any outstanding Public Warrants (as defined below), and (y) an aggregate of 15,554,347 shares of Common Stock reserved for issuance upon the exercise or conversion, as the case may be, of the ATW Warrants and the ATW Note.

(ii) As of the date hereof, Parent has issued and outstanding 12,434,658 public warrants (the “Public Warrants”) and private warrants issued in connection with the ATW Note and exercisable for 1,739,130 shares of Common Stock (the “ATW Warrants,” and together with the Public Warrants, the “Warrants”) entitling the holder thereof to purchase shares of Common Stock at an exercise price and pursuant to terms described in the Warrants, and subject to adjustments as therein.

(m) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Company’s knowledge, threatened in writing against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings under the Securities Exchange Act of 1934, as amended, and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(o) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.	COVENANTS.

(a) Commercially Reasonable Efforts. The Buyer and the Company shall each use commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in this Agreement.

(b) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the asset and business of the Company and its Subsidiaries in accordance with GAAP.

(c) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrant) included in the Warrant and the form of Conversion Notice (as defined in the Note) included in the Note set forth the totality of the procedures required of the Buyer in order to exercise the Warrant or convert the Note. The Company shall honor exercises of the Warrant and conversions of the Note and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Note and Warrant.

(d) Bitcoin Funding. The Buyer and the Company each acknowledge and agree that the Buyer will make payment of the Purchase Price in Bitcoin through the procedures communicated by the Company; provided that, for purposes of the Transaction Documents, the Purchase Price shall be deemed in U.S. dollars valued at the Applicable Exchange Rate for Bitcoin. The “Applicable Exchange Rate” shall be calculated according to the exchange rate as specified on coinmarketcap.com at 11:59 PM EST on the one day preceding the date of this instrument; provided, however, that in the event that coinmarketcap.com experiences technical issues in such period that affect the accuracy of the volume-weighted average price of Bitcoin, the Buyer and the Company will use their reasonable best efforts to jointly determine the volume-weighted average price of Bitcoin for such period.

(e) Use of Bitcoin. The Company shall use the Bitcoin received on account of the Purchase Price exclusively for treasury purposes and not for operational or any other purposes during the period beginning on the Closing Date and ending on the Maturity Date (as defined in the Note), subject to early release in accordance with the terms of the Note.

(f) Warrant and Registration Rights Agreement. Promptly following the date hereof, and in any event prior to the Closing Date, the Buyer and the Company shall each use their respective reasonable best efforts to cause the forms of the Warrant and Registration Rights Agreement to be negotiated and finalized, in each case, in form and substance reasonably acceptable to the Buyer and the Company.

5.	REGISTER; LEGENDS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note and the Warrant in which the Company shall record the name and address of the Person in whose name the Note and the Warrant have been issued (including the name and address of each transferee), the principal amount of the Note held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Note and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person.

(b) Legends. The Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Note and the Warrant to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Buyer shall have delivered to the Company the Purchase Price for the Note and the Warrant being purchased by the Buyer at the Closing through procedures communicated by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Note and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have (A) duly executed and delivered to the Buyer (x) the Note in such original principal amount as is set forth across from the Buyer’s name in column (3) of Annex A attached to this Agreement and (y) the Warrant (initially for such aggregate number of Warrant Shares as is set forth across from the Buyer’s name in column (5) of Annex A attached to this Agreement), (B) transferred to the Buyer the Bitcoin Consideration and (C) issued to the Buyer the Closing Shares, in each case, as being purchased by the Buyer at the Closing pursuant to this Agreement.

(b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.	TERMINATION.

This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the Buyer. In the event that this Agreement is terminated pursuant to this Section 8, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the respective Parties; provided, that nothing in this Section 8 shall relieve the Parties of any liability for fraud or a willful breach of this Agreement.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.

(i) This Agreement, and any claims or proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(ii) Each of the Parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the Proceeding is vested exclusively in the United States federal courts, then such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9(a) or that any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9(a).

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Release.

(i) This Agreement (including the exhibits and annexes) and the Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

(ii) Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents, (i) no Party has made or is making any representations, warranties or inducements, (ii) no Party has relied on or is relying on any representations, warranties, inducements, statements, materials or information (including as to the accuracy or completeness of any statements, materials or information) and (iii) each Party hereby disclaims reliance on any representations, warranties, inducements, statements, materials or information (whether oral or written, express or implied, or otherwise) or on the accuracy or completeness of any statements, materials or information, in each case of clauses (i) through (iii), relating to or in connection with the negotiation, execution or delivery of this Agreement or any Transaction Documents, the agreements, certificates, instruments or other documents delivered pursuant to this Agreement or the Transaction Documents, or the Transactions. Each Party hereby releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and proceedings (whether in contract or in tort, in law or in equity, or granted by statute) relating to the making (or alleged making) of any representations, warranties or inducements, the disclosure or making available of any statements, materials or information (or the accuracy or completeness thereof), or the reliance on (or alleged reliance on) any representations, warranties, inducements, statements, materials or information (including the accuracy or completeness of any statements, materials or information), except for such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings arising from fraud with respect to the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Fold Holdings, Inc.
11201 North Tatum Boulevard
Suite 300, Unit 42035
Phoenix, AZ 85028
Attention: Will Reeves
Email: will.reeves@foldapp.com

With a copy (for informational purposes only) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan Maierson
E-Mail: ryan.maierson@lw.com

If to the Buyer, to its mailing address and e-mail address set forth on Annex A attached to this Agreement, with copies to the Buyer’s representatives as set forth on Annex A attached to this Agreement, or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Note.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Amendments and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l) Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any Proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

(m) Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the Transactions, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense; provided, that the Company shall reimburse up to $50,000 of Buyer’s out-of-pocket fees and expenses incurred in connection with this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

FOLD HOLDINGS, INC.

By:	/s/ Will Reeves
	Name:	Will Reeves
	Title:	Chief Executive Officer

BUYER:

SATS CREDIT FUND LP

By:	/s/ Jonathan Kirkwood
	Name:	Jonathan Kirkwood
	Title:	Authorized Signatory

Signature Page to Securities Purchase Agreement

Annex A

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Mailing Address and Contact Information	Original Principal Amount of Note	Aggregate Number of Warrant Shares	Purchase Price	Legal Representative’s Mailing Address and Contact Information
SATS CREDIT FUND LP	1910 21st Ave South Nashville, T 37212 jonathan@ten21.vc	$46,279,500	925,590	500 Bitcoin	Available upon inquiry

Exhibit A

Form of Note

[Attached]